Exhibit 10.2

AMENDED & RESTATED EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of November 30th, 2021 by and between RVeloCITY, Inc., doing business as RVnGO and Peerage Insurance, an Arizona corporation having its principal office at 2801 E Camelback Road, Suite 200, Scottsdale, Arizona 85016, USA (hereinafter the “Company”) and Paul Kacir, an Individual with an address at          (hereinafter the “Team Member”). Team Member and Company (each a “party”, collectively the “parties”) agree that this Agreement supersedes and replaces in its entirety the Consulting Agreement previously executed by the parties as of April 9, 2020, as well as all other Consulting or Employment Agreements previously agreed by the parties prior to that Consulting Agreement, and all other understandings or representations of the parties, whether written or otherwise. Team Member is considered to have begun employment with Company on May 1, 2015 (the “Start Date”).

WITNESSETH:

WHEREAS, the Team Member and the Company intend to enter into this Agreement upon the terms and conditions set forth herein and it will constitute the sole and exclusive agreement between them relating to Team Member’s provision of employment services to the Company.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, it is hereby agreed between Company and Team Member as follows:

ARTICLE 1. Employment

1.	Employment

1.1	The Company hereby employs the Team Member, and the Team Member hereby accepts the employment, on an at-will basis for full-time employment services. The Team Member will initially report to the Board of Directors. The Team Member’s initial title will be Chief Executive Officer, which the Company may also change from time to time.

1.2	Without limiting the generality of the foregoing scope of employment, the Team Member’s duties will include those assigned by the Company.

1.3	The Team Member and the Company acknowledge that the Team Member’s employment is a work for hire arrangement and that all work product of the Team Member is the sole product of, and all rights therein are owned by, the Company

1.4	Either party may terminate this Agreement at any time, for any reason whatsoever, provided, however, that Articles III, IV, VI, VII, VIII and XI of this Agreement shall survive any termination of this Agreement.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

1.5	Severance. If Team Member’s employment is terminated by Company without Cause (other than due to death or due to Disability), then Team Member shall be entitled to continuation of Team Member’s Base Salary (as defined in Section 2.1) (the “Severance Payments”) for a period of x months, where x equals the number of years Team Member has been employed by Company under this Agreement, and any predecessor Agreement if applicable. If Team Member is employed for a period less than a year, they will be entitled to the applicable statutory minimum severance amount. Such period shall commence on the first payroll processing day following the date employment terminates, in accordance with Company’s regular payroll practices and procedures. If Team Member’s employment is terminated by Company with cause, Team Member will not be entitled to any Severance Payments.

ARTICLE 2. Compensation

2.	Compensation

2.1	The Team Member shall be paid an annual salary of $300,000 (“Base Salary”) paid bi-weekly in the gross amount of $11,538.46 less applicable deductions.

2.2	The Team Member will be eligible for an incentive cash bonus of up to 100% of the Team Member’s base salary determined in the sole discretion of the Company taking into consideration the Company’s financial position and the achievement of Company and individual Team Member goals and the contribution of the Team Member to the Company’s success and promoting the Company’s values.

2.3	The Team Member will be reimbursed for business expenses reasonably incurred on behalf of the Company and in accordance with the Company’s expense policies.

2.4	The Company may provide benefits from time to time in accordance with whatever benefit plan the Company has in place at the time. Team Member is eligible for coverage under whatever such plan is in place during the course of their Employment.

2.5	Standard paid time off is set out in the Company’s Employee Handbook.

2.6	Paid Holidays are as follows: New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas Day.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

ARTICLE 3. Equity Compensation

3.	Equity Compensation

3.1	An initial one-time grant of 500,000 two (2) year options to purchase Class “A” Common Shares of the Company for an exercise price of $0.30 per share (the “2 Year Options”) awarded and subject to the Company’s Evergreen Omnibus Incentive Compensation Plan, plus possible additional 2 Year Option grants from time-to-time in the sole discretion of the Company and grants of Options or Warrants to purchase Class “A” Common Shares in lieu of salary (the “Vested Options”). The 2 Year Options will vest 50% on the first anniversary of April 9, 2020, with the balance vesting on the second anniversary, subject to the accelerated vesting terms in the Change in Control provision in Section 11, as applicable. The Vested Options shall immediately vest upon issuance. Both the 2 Year Options and the Vested Options shall have a term of 10 years. For greater certainty, the details of all options granted pursuant to this Agreement or otherwise are set out in the attached Schedule A – Shares, Options & Warrants Schedule.

3.2	The Team Member will be eligible to participate in the Company’s 360 Review Process which may allocate and issue additional equity incentive compensation and cash incentive compensation on an annual basis.

3.3	In the event that this Agreement is terminated for any reason by the Company in the first three months (the probation period) any equity compensation awarded hereunder will be cancelled without further compensation to the Team Member; thereafter any equity compensation previously awarded to the Team Member will continue to vest for one year after such termination date, and the Team Member may exercise any vested equity compensation within such one year period but subject to the term of the equity compensation, or if the Team Member enters into a mutual release of claims between the Team Member and the Company then such vested equity compensation may be exercised during the remaining term of the equity compensation. In the event that the Team Member terminates this agreement, any vesting schedules will also terminate immediately and the Team Member will have 30 days to exercise any vested equity compensation and further subject to the term of the equity compensation. Exercise of any vested equity compensation will continue to be subject to the terms of the Evergreen Omnibus Equity Compensation Plan.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

ARTICLE 4. Invention, Disclosure, Patent Assignment, Copyright and Social Media

4.	Invention, Disclosure, Patent Assignment, Copyright and Social Media

4.1	Team Member shall promptly disclose in writing to Company complete and accurate information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, software or computer program, method or product, whether or not patentable or copyrightable, made, developed, perfected, devised, conceived or first reduced to practice by Team Member, either solely or in collaboration with others, during Team Member’s engagement and during the actual time Team Member is engaged in projects for the Company and which relate to the business of the Company (an “Invention”).

4.2	Any and all Inventions relating to the actual or contemplated business, technologies or products of Company are and shall be the exclusive property of Company (collectively, the “Company Inventions”). Team Member hereby assigns to Company any and all of Team Member’s right, title and interest in and to any and all of the Company Inventions, without further payment or other form of consideration. Team Member agrees to execute such additional applications, assignments and other documents, and to perform such other actions, as Company may in the future reasonably request in order to confirm in Company the rights granted pursuant to this Section 4.2.

4.3	If Team Member develops an Invention which Team Member believes is not a Company Invention, Team Member shall disclose in writing to Company all information reasonably requested by Company from time to time concerning such Invention for the purpose of permitting Company to confirm, determine and/or verify that the Invention is not a Company Invention. If Company determines that such Invention is a Company Invention, Team Member shall not disclose, assign, license, use, sell or in any other manner exploit such Invention until the question of whether it is a Company Invention has been finally resolved, either by agreement between Company and Team Member or by final, non-appealable order entered by a court of competent jurisdiction.

4.4	Upon the request of Company and without further compensation therefore, whether during the term of Team Member’s engagement or thereafter, Team Member shall perform all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of Company Inventions, and for perfecting, affirming and recording Company’s complete ownership of and title thereto.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

4.5	Team Member shall keep complete, accurate and authentic accounts, notes, data and records of all of the Inventions in the manner and form requested by Company. Such accounts, notes, data and records relating to Company Inventions shall be the exclusive property of Company, and, upon its request, Team Member shall promptly surrender the same to Company or, if not previously surrendered upon Company’s request or otherwise, Team Member shall surrender the same, and all copies thereof, to Company upon the conclusion of his engagement.

4.6	Team Member understands that Company may enter into agreements or arrangements with agencies of the United States Government, and that Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, Team Members or other agents rendering services to it. Team Member agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any said invention conceived or developed by him during the term of his engagement and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

4.7	Any social media contacts, including “followers” or “friends” that are acquired through accounts (including but not limited to email addresses, blogs, Twitter, Facebook, YouTube, Instagram or other social media networks) used or created on behalf of the Company are the exclusive property of the Company.

ARTICLE 5. Ventures

5.	Ventures

5.1	If, during the term of his engagement, Team Member is engaged in or associated with the research, investigation, planning or implementation of any project, program or venture on behalf of or involving Company, all rights in the project, program or venture shall belong exclusively to Company and shall constitute an opportunity belonging exclusively to Company. Except as approved in advance and in writing by Company, Team Member shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith.

ARTICLE 6. Non-Competition & Non-Solicitation

6.	Non-Competition & Non-Solicitation

6.1	For purposes of this Article VI, the term “Company” includes Company, its subsidiaries and affiliates, and any other business enterprises through which Company conducts business from time to time, whether alone or with others.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

6.2	Team Member agrees that during his engagement with Company and for a period of two (2) years thereafter, Team Member shall not become employed by, become a director, officer, shareholder, partner, manager or member of, or Team Member to, or otherwise enter into, conduct, or advise or assist any business, other than that of Company (or any successor to the operations of Company) that (a) engages in direct or indirect competition with Company in any geographic market in which Company does business or has developed tangible plans to commence doing business during the period of Team Member’s engagement (a “Geographic Market”), (b) conducts in any Geographic Market a business of the type or character engaged in by Company or (c) develops products or services competitive with those of Company for sale or other use in any Geographic Market. Ownership of not more than five percent (5%) of the issued and outstanding shares of a class of securities of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market shall not cause Team Member to be in violation of this provision.

6.3	During the period set forth in Section 6.2 above, Team Member shall not (a) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts of Company, or any of the prospective clients, customers or accounts of Company which were contacted, solicited or served by Company during the time Team Member was engaged by Company, or (b) directly or indirectly recruit, solicit or hire any employee of Company, or induce or attempt to induce any employee of Company to discontinue his employment relationship with Company.

6.4	Team Member acknowledges and agrees that the foregoing agreements are a material inducement to Company in engaging Team Member, and that Team Member has had a full and fair opportunity to consider the advisability of entering into such agreements and to seek legal advice in connection with such consideration. If, despite the mutual intentions of Company and Team Member, any provision of this Article VI is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, the offending provision shall not affect the enforceability of the remaining provisions of this Agreement, and Team Member and Company shall promptly and in good faith negotiate a replacement provision that is fully enforceable and gives maximum effect to the intentions of Team Member and Company in entering into a consulting relationship.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

ARTICLE 7. Confidentiality

7.	Confidentiality

7.1	During the course of the engagement pursuant to this Agreement, or any previous agreements, Team Member has been and will be privy to information belonging to or received in confidence by Company or its subsidiaries or affiliates which information is valuable to Company and which information Company believes to be novel and which it holds in confidence for itself or third parties. Except as permitted or directed by Company, Team Member shall not during the term of his engagement or at any time thereafter, divulge, furnish, disclose, make accessible or use (other than in the ordinary course of business of Company) any Confidential Information (as defined below). “Confidential Information” includes, without limitation, confidential designs, processes or formulae; confidential software or computer programs; the identities of Company’s customers and suppliers and the terms under which Company deals with them; confidential marketing, sales, product development, financing or engineering plans; confidential strategic or other business plans; confidential development or research work of Company; and any other confidential aspects of the business of Company. For purposes of this Agreement, a matter is “confidential” if Company identifies it as confidential, either before or after disclosure to Team Member, or if Team Member should reasonably know that Company regards it as confidential based on the facts and circumstances available to Team Member. At the expiration or termination of this Agreement or termination of the engagement hereunder, Team Member will, at Company’s request, return to Company all written confidential information received from Company and destroy any transcriptions or copies Team Member may have of such information (including information stored in computer form), unless an alternative method of disposition is approved by Company in writing. This section shall survive the termination of this Agreement.

ARTICLE 8. Injunctive Relief

8.	Injunctive Relief

8.1	Because the services to be performed by Team Member hereunder are of a special, unique, unusual, confidential, extraordinary and intellectual character which character renders such services unique and because Team Member will acquire by reason of his engagement and association with Company, an extensive knowledge of Company’s trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Team Member of any of the terms and provisions contained in Article IV, V, VI or VII of this Agreement, monetary damages alone to Company would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of any of the provisions of Article IV, V, VI or VII of this Agreement by Team Member, Company shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Team Member, as well as any third parties whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Team Member hereby waives any right he may have to require Company to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Company, its officers, Managers, members, employees and agents from, and waives any claim for damages against them which he might have with respect to, Company obtaining in good faith any injunction or restraining order pursuant to this Agreement.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

ARTICLE 9. Absence of Restrictions

9.	Absence of Restrictions

9.1	Team Member hereby represents and warrants that he has full power, authority and legal right to enter into this Agreement and to carry out his obligations and duties hereunder and that the execution, delivery and performance by Team Member of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Team Member is a party or by which he may be bound or affected, including, but not limited to any order, judgment or decree of any court or governmental agency.

ARTICLE 10. Invoices, Tax Identification Numbers and Expense Account Receipts

10.	Invoices, Tax Identification Numbers and Expense Account Receipts

10.1	Invoices, tax identification numbers and all expense account receipts shall be submitted to the Company at the address specified in Section 12.3 below.

ARTICLE 11. Change in Control

11.	Change in Control

11.1	“Change in Control” means either (i) a change in ownership or effective control of the Company, or (ii) a change in ownership of a substantial portion of the assets of the Company.

11.2	In the event of a Change in Control, Team Member will be entitled to receive the following:

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

11.2.1	Immediately prior to the effective date of a Change in Control, all stock options granted to you and not otherwise vested shall vest and become exercisable so that you may participate in the Change in Control transaction to the fullest extent feasible. All stock option grants, whether vested or subject to accelerated vesting hereunder, will remain exercisable for the remaining duration of the applicable 10 year term.

11.2.2	Upon a Change in Control, Team Member shall be paid in a lump sum an amount equal to your annual Base Salary, as listed in Section 2.1 above.

ARTICLE 12. Miscellaneous

12.	Miscellaneous

12.1	This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

12.2	The failure of Company or Team Member to insist in any one or more instances upon performance of any of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted under this Agreement or the future performance of any such terms, covenants or conditions.

12.3	All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by electronic transmission via email or by overnight courier or mailed, registered or certified mail, postage prepaid as follows:

If to Company:	RVeloCITY, Inc.
2801 E Camelback Road, Suite 200 Scottsdale, AZ 85016 Attention: Attention: Legal
Email: legal@rvngo.com

If to Team Member:	Name: Paul Kacir
Address:

Telephone:
Personal Email:

or at such other address or addresses as any such party may have furnished to the other party in writing.

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

12.4	This Agreement is for employment services and is therefore not assignable by the Team Member. This Agreement is freely assignable by the Company.

12.5	This Agreement sets forth the entire agreement between Company and Team Member regarding the terms of Team Member’s engagement by the Company and supersedes all prior agreements between Company and Team Member covering the terms of the engagement. This Agreement may not be amended or modified except in a written instrument signed by Company and Team Member identifying this Agreement and stating the intention to amend or modify it. This agreement shall create no third-party beneficiary rights.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed by one of its duly authorized officers and Team Member has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

RVeloCITY, Inc.		PAUL KACIR

Per:	/s/ Gerald Hayden	Sign:	/s/ Paul Kacir
Name Printed: Gerald Hayden		Name Printed: Paul Kacir
Title:	Director
Date:	December 1, 2021	Date:	December 1, 2021

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

SCHEDULE A: LIST OF OPTIONS & WARRANTS

I. Paul Kacir Summary Exported as of 03/10/2022

Shareholder Information
Name:	I. Paul Kacir	Email:	paul@kacirs.com
Phone Number:	602-909-8944	Shareholder ID:
Status:	Active	State of Residency:	Arizona
Shareholder Type:	Board Member (Employee)	Department:
Address:	4848 N 36th Street, Unit 222, Phoenix AZ 8	Notes:	Notes field test

Holdings Summary

Equity Certificates

Name	Security	Issue Date	Purchase Price	Issued	Invested Capital	Preference	Outstanding
CA-1	Class A Common	09/20/2016	$0.13	680,000	$85,000.00	$0.00	680,000
CA-12	Class A Common	02/28/2017	$0.13	1,112,000	$139,000.00	$0.00	1,112,000
CA-43	Class A Common	10/30/2018	$0.13	200,000	$25,000.00	$0.00	200,000
CB-1	Class B Common	09/20/2016	$0.00	4,500,000	$0.00	$0.00	4,500,000
CB-12	Class B Common	02/28/2017	$0.00	3,000,000	$0.00	$0.00	3,000,000
CS-173	Class A Common	07/01/2020	$0.13	1,112,000	$139,000.00	$0.00	1,112,000
CS-227	Class A Common	10/30/2021	$0.13	200,000	$25,000.00	$0.00	200,000
Total				10,804,000	$413,000.00	$0.00	10,804,000

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AMENDED & RESTATED EMPLOYMENT AGREEMENT

Derivatives

Name	Equity Plan	Issue Date	Exercise Price	Issued	Exercisable Until	Vested	Outstanding
OG-27	Evergreen Omnibus Incentive Compen Plan	10/30/2018	$0.13	1,000,000		1,000,000	1,000,000
OG-46	Evergreen Omnibus Incentive Compen Plan	04/09/2020	$0.30	500,000		250,000	500,000
OG-164	Evergreen Omnibus Incentive Compen Plan	12/01/2020	$0.30	500,000		250,000	500,000
WG-1	3 Year Warrants	02/28/2017	$0.13	1,112,000		0	0
WG-9	5 Year Warrants	02/28/2017	$0.25	1,112,000		0	0
WG-27	3 Year Warrants	10/30/2018	$0.13	200,000		0	0
WG-31	5 Year Warrants	10/30/2018	$0.25	200,000		200,000	200,000
WG-35	3 Year Warrants	12/15/2018	$0.13	250,000		0	0
WG-36	5 Year Warrants	03/15/2019	$0.25	188,000		188,000	188,000
WG-43	5 Year Warrants	06/30/2020	$0.30	113,333		113,333	113,333
WG-44	5 Year Warrants	07/31/2020	$0.30	113,333		113,333	113,333
WG-45	5 Year Warrants	08/31/2020	$0.30	113,333		113,333	113,333
WG-46	5 Year Warrants	09/30/2020	$0.30	133,333		133,333	133,333
WG-47	5 Year Warrants	10/31/2020	$0.30	133,333		133,333	133,333
WG-48	5 Year Warrants	11/30/2020	$0.30	133,333		133,333	133,333
WG-49	5 Year Warrants	12/31/2020	$0.30	133,333		133,333	133,333
WG-50	5 Year Warrants	01/31/2021	$0.30	133,333		133,333	133,333
WG-51	5 Year Warrants	02/28/2021	$0.30	133,333		133,333	133,333
WG-52	5 Year Warrants	03/31/2021	$0.30	133,333		133,333	133,333
WG-53	5 Year Warrants	04/30/2021	$0.40	133,333		133,333	133,333
WG-54	5 Year Warrants	05/31/2021	$0.40	133,333		133,333	133,333
WG-55	5 Year Warrants	06/30/2021	$0.50	133,333		133,333	133,333
WG-56	5 Year Warrants	07/31/2021	$0.50	133,333		133,333	133,333
WG-62	5 Year Warrants	04/30/2020	$0.30	133,333		133,333	133,333
WG-63	5 Year Warrants	05/31/2020	$0.30	166,667		166,667	166,667
WG-115	5 Year Warrants	03/01/2018	$0.13	246,666		246,666	246,666
WG-116	5 Year Warrants	01/01/2018	$0.13	246,666		246,666	246,666
WG-117	5 Year Warrants	02/01/2018	$0.13	246,666		246,666	246,666
WG-118	5 Year Warrants	04/01/2018	$0.13	246,666		246,666	246,666
WG-119	5 Year Warrants	05/01/2018	$0.13	246,666		246,666	246,666
WG-120	5 Year Warrants	06/01/2018	$0.13	246,666		246,666	246,666
WG-121	5 Year Warrants	07/01/2018	$0.13	246,666		246,666	246,666
WG-122	5 Year Warrants	08/01/2018	$0.13	246,666		246,666	246,666
WG-123	5 Year Warrants	09/01/2018	$0.13	246,666		246,666	246,666
WG-124	5 Year Warrants	12/01/2018	$0.13	80,000		80,000	80,000
WG-125	5 Year Warrants	11/01/2018	$0.13	80,000		80,000	80,000
WG-126	5 Year Warrants	10/01/2018	$0.13	246,666		246,666	246,666
Total				9,795,322		6,621,322	7,121,322

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